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                           XL FINANCIAL ASSURANCE LTD.







                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT







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                                TABLE OF CONTENTS

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SECTION 1      DEFINITIONS..................................................  2

SECTION 2      SHAREHOLDINGS................................................  2

SECTION 3      NUMBER AND ELECTION OF DIRECTORS.............................  2

SECTION 4      RESTRICTIONS ON TRANSFERS OF SHARES..........................  3

               (a)      Prior Consents for Transfers........................  3
               (b)      Sales or Transfers to Non-Parties...................  3
               (c)      Notice of Transfer..................................  3

SECTION 5      INSURANCE REGULATIONS........................................  3

               (a)      Insurance Regulations Generally.....................  3
               (b)      Maintenance of Books and Records....................  3

SECTION 6      TRANSFER OF SHARES TO SUBSIDIARIES AND ASSIGNMENTS...........  3

               (a)      Transfer of Shares to Subsidiaries..................  3
               (b)      Assignments.........................................  5

SECTION 7      ANTIDILUTION; EQUITY ACCOUNTING; REDEMPTION OF SHARES........  5

               (a)      Sale of Shares by the Company.......................  5
               (b)      Equity Accounting Rights and Tax Considerations.....  5
               (c)      Redemption of Shares................................  6

SECTION 8      LEGEND.......................................................  6

SECTION 9      COVENANTS OF THE COMPANY.....................................  6

               (a)      Issuance of Capital Stock...........................  6
               (b)      Lines of Business...................................  7
               (c)      Investment and Underwriting Guidelines..............  7
               (d)      Capital Support.....................................  7
               (e)      Dividends...........................................  7
               (f)      Non-compliance with Covenants.......................  7
               (g)      Waiver of Covenants.................................  7

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SECTION 10     BUSINESS OF THE COMPANY......................................  7

SECTION 11     NOTICES......................................................  7

SECTION 12     BINDING EFFECT AND BENEFITS..................................  7

SECTION 13     TERM; AMENDMENT; TERMINATION.................................  8

SECTION 14     REMEDIES FOR VIOLATIONS......................................  8

SECTION 15     ENTIRE AGREEMENT.............................................  8

SECTION 16     SEVERABILITY.................................................  8

SECTION 17     SECTION AND OTHER HEADINGS...................................  8

SECTION 18     CHOICE OF LAW AND FORUM AND SERVICE OF PROCESS...............  8

               (a)      English Law.........................................  8
               (b)      English Courts......................................  8
               (c)      Service of Process..................................  9

SECTION 19     ARBITRATION..................................................  9

SECTION 20     COUNTERPARTS................................................. 10

SECTION 21     CONSTRUCTION................................................. 10

EXHIBIT A      DEFINITIONS.................................................. A-1

EXHIBIT B      SHAREHOLDER JOINDER.......................................... B-1

SCHEDULE I     SHAREHOLDINGS................................................ I-1

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                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT


         THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement") is dated as of July 21, 2006 among SECURITY CAPITAL ASSURANCE LTD, a Bermuda exempted company ("SCA"), FINANCIAL SECURITY ASSURANCE HOLDINGS LTD., a New York corporation ("FSA Holdings"); FINANCIAL SECURITY ASSURANCE INC., a New York corporation ("FSANY"); and FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD., a Bermuda exempted company ("FSA International") (SCA, FSANY and FSA International are also referred to herein, individually, as a "Shareholder" and, collectively, along with any other Person who shall execute a Shareholder Joinder pursuant to the terms hereof, as the "Shareholders"); and XL FINANCIAL ASSURANCE LTD., a Bermuda exempted company (the "Company") (the parties hereto are referred to herein, individually, as a "Party" and, collectively, as the "Parties").

         WHEREAS, XL Capital Ltd (formerly known as EXEL Limited), XL Insurance (Bermuda) Ltd (formerly known as XL Insurance Ltd) ("XLI"), FSA Holdings, FSANY and the Company are parties to an amended and restated shareholders agreement dated as of April 27, 2001 (the "Amended and Restated Shareholders Agreement");

         WHEREAS, FSANY is the holder of 150 Series A Preferred Shares and FSA International is the holder of 213 Series A Preferred Shares in the Company (collectively, the "FSA Preferred Shares") and SCA is the holder of 2,449 common shares in the Company ("Common Shares");

         WHEREAS, the Parties hereby acknowledge and agree that XLI executed a transfer agreement in the form of transfer as provided in the Company's Bye-laws, whereby XLI, as transferor, transferred all of the outstanding Common Shares to SCA, as transferee;

         WHEREAS, the Parties to this Agreement and XL Capital and XLI, acknowledge and agree that each of XL Capital and XLI are no longer shareholders of the Company or parties to this Agreement and shall have no further rights or obligations with respect thereto;

         WHEREAS, the Parties to this Agreement intend to adopt fourth amended and restated bye-laws of the Company, as may be amended or restated from time to time (the "Bye-Laws") to be effective as at the closing date of the initial public offering of the shares of Security Capital Assurance Ltd ("SCA IPO"); and

         WHEREAS, the Parties wish to amend and restate the Amended and Restated Shareholders Agreement in certain respects to make modifications thereto, and to restate the Amended and Restated Shareholders Agreement in its entirety as so amended to be effective as at the closing date of the SCA IPO.

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         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the Parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein have the meanings provided in Exhibit A hereto and in the Bye-Laws unless the context otherwise requires.

         SECTION 2. SHAREHOLDINGS. The Company has issued the FSA Preferred Shares and Common Shares and, at the effective date of this Agreement such Shares are held as set forth in Schedule I of this Agreement. It is understood and agreed that the Shareholders listed in Schedule I that are not party to the Amended and Restated Shareholders Agreement are permitted Subsidiaries or Transferees, entitled to own such Shares in accordance with the Share Purchase Agreement, the Amended and Restated Shareholders Agreement, this Agreement and the Bye-Laws. It is further understood and agreed that all requirements in such agreements for the ownership of such Shares held by such Shareholders have either been complied with or are hereby explicitly waived by the Parties.

         SECTION 3. NUMBER AND ELECTION OF DIRECTORS. Each of the Parties hereby agrees that:

                  (a) so long as FSA Holdings or its permitted Subsidiaries or Transferees (collectively, "FSA") owns any of the FSA Preferred Shares, FSA shall be entitled to designate two nominees for election as Directors of the Company (such Directors, the "FSA Directors") and, in the event that any such Director shall resign or otherwise cease to be a Director, then FSA shall be entitled to designate his or her replacement;

                  (b) so long as SCA or its permitted Subsidiaries or Transferees (collectively, "SCA") owns all the Common Shares, SCA shall be entitled to designate twelve nominees for election as Directors of the Company (such Directors, the "SCA Directors") and, in the event that any such Director shall resign or otherwise cease to be a
         Director,   then  SCA  shall  be  entitled  to  designate  his  or  her replacement;

                  (c) the FSA Directors shall be entitled to serve on each committee created from time to time by the Board of Directors;

                  (d) FSA and SCA agree to vote their respective Shares in favor of the election of the nominees of SCA and FSA designated in accordance with this Section 3; and

                  (e) each SCA Director shall be entitled to ten votes and each FSA Director shall be entitled to one vote with respect to any vote on any matter put before the Board of Directors or any committee thereof.

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         SECTION 4. RESTRICTIONS ON TRANSFER OF SHARES.

                  (a) PRIOR CONSENT FOR TRANSFERS. So long as any Shares shall be outstanding, no Shareholder may Transfer any Shares, except as otherwise provided in Section 6 hereof or in the bye-laws of the Company, in addition to any restrictions under applicable law, without the prior written consent of the Company and each other Shareholder; provided, however, that any Transfer made with the consent of the Parties shall not cause a Rating Event. Any attempt to Transfer any Shares in violation of such Section or the bye-laws shall be null and void.

                  (b) SALES OR TRANSFERS TO NON-PARTIES. Any purchase of Shares in the Company by or Transfer of Shares to a Person who is not a Party to this Agreement shall be made only pursuant to the terms of this Agreement and on the condition that such Person shall execute a Shareholder Joinder agreement, substantially in the form of Exhibit B attached hereto, with the effect that the holder shall thereafter be deemed to be a Shareholder for all purposes of this Agreement with respect to all Shares purchased by the proposed Shareholder or acquired from the Donor (as defined in Section 6 below).

                  (c) NOTICE OF TRANSFER. Any Shareholder making a Transfer shall promptly

notify  the  Company,   and  the  Company  shall   promptly   notify  the  other
Shareholders, if any, of the name of each Transferee and the date of such Transfer and the purchase price per Share transferred to such Transferee.

         SECTION 5. INSURANCE REGULATIONS.

                  (a) INSURANCE REGULATIONS GENERALLY. Each Shareholder severally agrees that it will comply in all material respects with all applicable laws, rules and regulations affecting insurance companies in connection with its interest in and relationship with the Company.

                  (b) MAINTENANCE OF BOOKS AND RECORDS. Each Shareholder severally agrees that its respective books, accounts and records with respect to all transactions pursuant to this Agreement shall be maintained to disclose clearly and accurately in all material respects the nature and details of such transactions, including such accounting information as may be necessary to support the reasonableness of any charges or fees.

         SECTION 6. TRANSFER OF SHARES TO SUBSIDIARIES AND ASSIGNMENTS.

                  (a) TRANSFER OF SHARES TO SUBSIDIARIES. Each Shareholder (the "Donor") may Transfer all or any part of the Shares held thereby, either directly or indirectly to (1) a corporation, company or partnership, at least 80% of the voting shares or capital of which is owned directly or indirectly by such Donor, or (2) a corporation which owns directly or indirectly at least 80% of the voting shares of such Donor

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(collectively,  the "Donee");  provided that each such Transfer shall be subject to the following terms and conditions:

                           (i) The Donor shall give written notice of the Transfer to the Secretary of the Company within 15 days after the date of Transfer, which notice shall include the following information: the name of the Donor; the name, address and taxpayer identification number (if any) of the Donee; the Donee's relationship to the Donor; the number of Shares Transferred; the purchase price per Share; and the date of Transfer. Upon receipt of such notice, the Secretary of the Company shall record the Transfer in the records of the Company and shall send a copy of this Agreement to the Donee and copies of the notice to each Shareholder.

                           (ii) The Donee receiving such Shares shall be subject
                  to all the terms and provisions of this Agreement as if the Donee were a Shareholder. At or before the time such Transfer becomes effective, the Donee shall (x) execute and deliver to the Company and each other Shareholder a Shareholder Joinder agreement, pursuant to which such Donee acknowledges being subject to the terms and provisions of this Agreement, and (y) provide to the Company and each other Shareholder such legal opinion or other evidence, if any, as the Company and each other Shareholder may reasonably require to confirm that the Donee is not a Prohibited Entity. The Donor shall remain liable hereunder for any non-performance of any obligations hereunder by the Donee as though the Donor continued to own the Shares Transferred pursuant to this Section.

                           (iii) The Donee shall succeed to all the rights, responsibilities and liabilities with respect to such Shares, except that, for all purposes of this Agreement, including the nomination of Directors pursuant to the bye-laws, the ownership percentage of the Donor and the Donee after such Transfer shall be aggregated, and such Shareholders shall have such rights hereunder as a group resulting from the aggregate ownership percentage and shall be deemed to be one Shareholder where appropriate in the context of this Agreement and the Share Purchase Agreement.

                           (iv) The initial Donor shall continue to own directly
                  or indirectly at least 80% of the voting shares or capital of the Donee, or the Donee shall continue to own directly or indirectly at least 80% of the voting shares or capital of the Donor, as the case may be, so long as the Donee owns the Shares.

                           (v) Prior to the Transfer, the Donor and the Donee shall obtain written confirmation from the Rating Agencies that the Transfer will not result in a Rating Event and obtain written approval or non-disapproval of the Transfer from, and make any required filings with, all applicable

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                  insurance  or  securities  regulators,  including  the Bermuda
                  Monetary Authority.

                           (vi) The Donor or the Donee shall reimburse the other
                  Parties for all reasonable expenses incurred by such other Parties as a result of such Transfer.

                           (vii) Permitted  Donees of the Preferred  Shares held
                  by FSA shall limited to be FSA Holdings or its direct or indirect subsidiaries meeting the above requirements.

                  (b) ASSIGNMENTS. Except as provided in paragraph (a) of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties, except by operation of law; provided, however, that any assignment made with the consent of the Parties shall not cause a Rating Event. Subject to the preceding sentence, this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

         SECTION 7. ANTIDILUTION; EQUITY ACCOUNTING; REDEMPTION OF SHARES.

                  (a) SALE OF SHARES BY THE COMPANY. The Company agrees it will not sell any Shares (or securities convertible into Shares) unless it shall first offer to each Shareholder the right to purchase such additional number of the type of Shares currently held thereby or, with the prior written consent of the relevant Shareholder, the type of security proposed to be issued, as the Company shall elect (or securities convertible into such Shares), upon the same terms as proposed to be sold (or, in the case of an offer of Shares to a Shareholder of a type different than being sold, upon "substantially" the same terms as those being sold), as will permit such Shareholder to maintain its proportion of the voting Shares (determined on the basis of the number of votes such Shareholder is entitled to cast) issued and outstanding following such sale. In the event that the Parties in good faith disagree as to terms intended to constitute "substantially" the same terms, then the Company shall be entitled to either (i) arbitrate such dispute under Section 19 hereof or (ii) offer Shares of the same type currently held thereby at a price equal to book value per Share under U.S. GAAP as of the date of the last completed fiscal quarter. For purposes of the foregoing, the number of Shares issued and outstanding shall include the number of Shares that would be outstanding upon full conversion of any securities convertible into Shares.

                  (b) EQUITY ACCOUNTING RIGHTS AND TAX CONSIDERATIONS. The Company and SCA agree (i) to take all reasonable actions necessary, or reasonably believed by FSA to be necessary, to maintain equity accounting treatment of FSA's investment in the Company on a consolidated basis with its subsidiaries under U.S. GAAP as in effect from time to time and to ensure that each FSA holder of the Preferred Shares shall not be subject to United States income taxes on non-distributed income of the Company and (ii) so long as the Company and SCA may

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reasonably  do so,  not to take any  action  which  would  result,  or which FSA reasonably believes would result, in FSA's being unable able to maintain equity accounting treatment for its investment in the Company under U.S. GAAP or subject any FSA holder of the Preferred Shares to United States income taxes on non-distributed income of the Company; provided, however, that the Company shall not be required to take such action or refrain from taking such action if it might result, or the Company reasonably believes it would result, in a Rating Event, the Company becoming a United States taxpayer or adverse tax consequences to any Shareholder under the United States Internal Revenue Code in effect from time to time.

                  (c) REDEMPTION OF SHARES. If the Company redeems any Shares owned by an FSA Shareholder, at the option of the Company, then the Company shall deliver to the FSA Shareholder cash equal to the applicable redemption price of the redeemed Series A Preferred Shares on the date of redemption, as provided in the Company's Bye-laws. On the date of redemption at the option of the majority of the FSA Shareholders pursuant to the terms of the Company's Bye-laws, the Company shall deliver to the FSA Shareholder cash equal to the applicable redemption price of the redeemed Series A Preferred Shares; provided that in the event of a redemption at the option of such majority of FSA Shareholders due to the occurrence and continuation of an Extraordinary Event, that has a material adverse effect on the rights of the FSA Shareholders, as defined in the Company's Bye-laws, such FSA Shareholders may elect, at their option, for the Company to deliver, or cause a third person to deliver to them cash or SCA Shares, that in the aggregate, equal the applicable redemption price of the redeemed Series A Preferred Shares. If the FSA Shareholders elect to receive SCA Shares, as provided in the Company's Bye-laws, the SCA Shares delivered to the redeemed Shareholder shall be (i) duly registered under the U.S. Securities Act of 1933, as amended or (ii) subject to a registration rights agreement that is substantially similar to the Registration Rights Agreement.

         SECTION 8. LEGEND. So long as this Agreement remains in effect, all certificates representing Shares shall have the following legend thereon:

         The security represented by this instrument and its transfer are subject to the provisions of a certain Second Amended and Restated Shareholders Agreement (as amended from time to time, the "Agreement"), among XL Financial Assurance Ltd. (the "Company") and its shareholders, a copy of which Agreement is on file with the Secretary of the Company. Transfers in violation of the Agreement are null and void. By acceptance of this instrument, the holder hereof agrees to be bound by the terms of the Agreement. No transfer may be effected without the prior approval of the Bermuda Monetary Authority.

         SECTION 9. COVENANTS OF THE COMPANY. The Company covenants that, until this Agreement is terminated pursuant to Section 13 hereof, to the fullest extent permitted by applicable law:

                  (a) ISSUANCE OF CAPITAL STOCK. The Company will not issue any shares of capital stock or rights to acquire capital stock other than in accordance with this Agreement.

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                  (b) LINES OF BUSINESS.  The Company will limit its business to the following lines of insurance and reinsurance or lines substantially similar and activities incidental thereto: financial guaranty, surety, credit and residual value.

                  (c) INVESTMENT AND UNDERWRITING GUIDELINES. The Company shall have adopted and implemented underwriting guidelines, and thereafter shall amend or supplement such guidelines only, by the unanimous vote of the Board of Directors or a committee thereof, in each case with all Directors serving thereon. The Company will not adopt or implement investment guidelines that would result in a Rating Event.

                  (d) CAPITAL SUPPORT. The Company will not waive any provision of any Support Agreement if to do so would result in a Rating Event.

                  (e) DIVIDENDS. The Company will not amend or repeal Bye-Law 50(2)(b) of the Company's bye-laws, if to do so would result in a Rating Event.

                  (f) NON-COMPLIANCE WITH COVENANTS. Unless waived as provided in paragraph (g) of this Section 9, a material non-compliance with the covenants contained in this Section 9 shall be deemed to be an Extraordinary Event as defined in the Bye-laws of the Company, with the resulting rights, remedies and obligations of the Parties provided therein.

                  (g) WAIVER OF COVENANTS. The Company may in any particular instance not comply with any covenant or condition set forth herein if before or after the time for such compliance all holders of Shares shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived in writing and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 10. BUSINESS OF THE COMPANY. It is the intention of the parties that the Company will be the primary vehicle for reinsuring SCA's Financial Guaranty Business.

         SECTION 11. NOTICES. All notices and other communications hereunder ("Notices") shall be in writing and shall be deemed effective upon receipt. Notices may be sent by facsimile to telephone numbers or addressed to the Parties at their addresses as they appear on the records of the Company. Whenever the Company is required to give Notice to a Shareholder, the Company shall send, at the same time, a copy of the Notice to every other Shareholder. Whenever Notice is required to be given to the Company, such Notice shall be given to the Secretary of the Company and sent to the principal place of business of the Company and to every other Shareholder.

         SECTION 12. BINDING EFFECT AND BENEFITS. The terms of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, and shall be binding upon any

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Person  to  whom  any  Shares  are  Transferred,  even  if in  violation  of the provisions of this Agreement, and upon the heirs, executors, administrators, successors and assigns of each such Person.

         SECTION 13. TERM; AMENDMENT; TERMINATION. This Agreement shall become effective as of the closing date of the SCA IPO and shall remain in full force and effect until an agreement in writing as to its amendment or termination shall be entered into by the Shareholders; provided, however, that this Agreement shall not be amended or terminated if such amendment or termination would result in a Rating Event. Upon termination of this Agreement, the Secretary of the Company shall, upon tender of the certificates representing Shares, delete references to this Agreement contained in the legend endorsed thereon pursuant to Section 8 hereof and return such certificates to the Shareholder thereof. This Agreement shall be amended only by a writing mutually agreed to by the Shareholders and the Company.

         SECTION 14. REMEDIES FOR VIOLATIONS. The Shares cannot be readily purchased or sold on the open market and for this reason, among others, the Parties hereto will be irreparably damaged in the event that this Agreement is not adhered to by the Parties hereto. In the event of any controversy concerning the right or obligation to purchase, sell or vote any Shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. The Parties to this Agreement shall have, in addition to the rights granted by this Section 14, all other legal and equitable remedies which may be available, and the exercise by a Party of the rights granted by this Section 14 shall not be deemed an election of remedies.

         SECTION 15. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties hereto and supersedes any prior agreements among the Parties pertaining to the matters dealt with in this Agreement. There are no representations, warranties, promises, covenants or understandings about such matters other than those expressly set forth in this Agreement or the Share Purchase Agreement.

         SECTION 16. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and in such event this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         SECTION 17. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only, and shall not affect the interpretation of this Agreement.

         SECTION 18. CHOICE OF LAW AND FORUM AND SERVICE OF PROCESS.

                  (a) ENGLISH LAW. This Agreement shall be governed by and construed in accordance with English law, without regard to principles of conflicts of law.

                  (b) ENGLISH COURTS. To the extent that an action is required to further, or otherwise is not inconsistent with, arbitration pursuant to
Section 19 hereof,  each Party hereby

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irrevocably  submits to the  non-exclusive  jurisdiction of any court of general jurisdiction sitting in London, England, over any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court, except that actions or proceedings to collect on judgments issued by a London court may be brought in any jurisdiction where the losing Party has assets. Each Party hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, any right to trial by jury of any action or proceeding arising out of or relating to this Agreement.

                  (c) SERVICE OF PROCESS. Each Party hereby agrees that process in any action or proceeding may be served by registered mail, return receipt requested, or in any other manner permitted by the rules of the court in which the action or proceeding may be brought.

         SECTION 19. ARBITRATION. Except as provided in Section 19(e) below, any dispute, controversy or claim arising out of or relating to this Agreement or to any actual or alleged breach, cancellation, termination or invalidity of this Agreement shall be finally and fully determined in London, England, under the provisions of the Arbitration Act of 1996 (the "Act") and/or any statutory modifications or amendments thereto, for the time being in force, by a Board composed of three arbitrators to be selected for each controversy as follows:

                  (a) Any Party to an arbitration proceeding hereunder may, in the event of such a dispute, controversy or claim, notify the other Party or Parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the Party desiring arbitration shall notify any other Party or Parties of the name of the arbitrator selected by it. The other Party or Parties who has been so notified shall within forty-five (45) calendar days thereafter select an arbitrator and notify the Party desiring arbitration of the name of such second arbitrator. If the Party or Parties notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within forty-five (45) calendar days following the receipt of such notification, the Party who first served notice of a desire to arbitrate may, within a period of thirty (30) calendar days following the expiration of such forty-five (45) day period, apply to a judge of the High Court of Justice of England and Wales for the appointment of a second arbitrator and in such a case the arbitrator appointed by such a judge shall be deemed to have been nominated by the Party or Parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, either of the Parties may within a period of thirty (30) calendar days thereafter, after notice to the other Party or Parties, apply to a judge of the High Court of Justice of England and Wales for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question shall be deemed fixed. Each arbitrator selected to serve on the Board of Arbitration shall be an active or retired executive officer of an insurance or a reinsurance company having no direct or indirect financial interest in either party or its Affiliates and otherwise free of any actual or potential conflict of interest that might reasonably prevent such person from acting in a judicious and impartial manner. All claims, demands, denials of claims and notices pursuant to this
         Section 19 shall be given in accordance with Section 11 hereof.

                  (b) The Board of Arbitration shall fix, by a notice in writing to the Parties, a reasonable time and place for the hearing and shall follow the rules and regulations governing the course and conduct of an arbitration proceeding under the London Court of International Arbitration rules, including discovery by the Parties, which rules are deemed to be incorporated by reference herein.

                  (c) The Board of Arbitration shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a copy thereof to be served on the Parties thereto. In case the Board of Arbitration fails to reach a unanimous decision, the decision of the majority of the members of the Board of Arbitration shall be deemed to be the decision of the Board of Arbitration and the same shall be final and binding on the Parties thereto. Such decision shall be a complete defense to any attempted appeal or litigation of such decision in the absence of serious irregularity. Without limiting the foregoing, the Parties waive any right to appeal to, and/or seek collateral review of the decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law, including, without limitation, application or appeal under Sections 45 and 69 of the Act.

                  (d) Any order as to the costs of the arbitration shall be in the sole discretion of the Board of Arbitration, who may direct to whom and by whom and in what manner they shall be paid. The Board of Arbitration shall have no power or authority to order the payment of punitive damages.

                  (e) Nothing in Section 18 or 19 hereof shall preclude a Party from seeking an injunction, specific performance or other equitable remedy from any court of competent jurisdiction.

         SECTION 20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


         SECTION 21. CONSTRUCTION. Whenever required by the context, references herein to the singular shall include the plural and references herein to the masculine gender shall include the feminine gender.

         IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.



                                 SECURITY CAPITAL ASSURANCE LTD


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                 FINANCIAL SECURITY
                                 ASSURANCE HOLDINGS LTD.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                 FINANCIAL SECURITY ASSURANCE INC.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                 FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

            [XLFA SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

                                 XL FINANCIAL ASSURANCE LTD.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



ACKNOWLEDGED AND AGREED:

XL CAPITAL LTD


By:
      -------------------------------------------
Name:
Title:




XL INSURANCE (BERMUDA) LTD


By:
      -------------------------------------------
Name:
Title:










            [XLFA SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

                                    EXHIBIT A
                                     TO THE
                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                                   DEFINITIONS

         "Board of Directors" means the Board of Directors of the Company.

         "Director" means a member of the Board of Directors of the Company.

         "Common Shares" means the common shares of the Company.

         "FSA Shareholder" means the holder(s) of Series A Preferred Shares.

         "SCA Financial Guaranty Insurance Business" means business insured by XL Capital Assurance Inc. or its Affiliates after the date hereof that (i) qualifies as "financial guaranty insurance" under Section 6901(a)(1)(A) of the New York Insurance Law and regulations and rulings thereunder, as amended and supplemented from time to time, (ii) is within the Underwriting Guidelines, and
(iii) is not incidental to an insurance or reinsurance transaction involving primarily other types of insurance coverages or part of a package insurance policy providing (or reinsurance agreement assuming) other insurance coverages.

         "Notice" means a notice pursuant to Section 11 of this Agreement.

         "Prohibited Entity" means a proposed Transferee not meeting the requirements of Section 6 of this Agreement.

         "Rating Agencies" means initially Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and thereafter those securities rating agencies designated by the Board of Directors.

         "Rating Event" means either of the following actions by any of the Rating Agencies: (i) the downgrade or withdrawal of the Company's claims-paying ability or insurer/insurance financial strength or equivalent rating or (ii) the placement of the Company's rating on credit watch or the equivalent with negative implications.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 3, 1998, between FSA Holdings and XL Capital Ltd, as amended and supplemented from time to time, pertaining to FSA Holdings' common stock.

         "SCA Shares" means common shares, par value $.01 per share, of SCA listed on the New York Stock Exchange and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

         "Selling Shareholder" means any Shareholder whose Shares, or any interest therein, are to be Transferred pursuant to this Agreement.

         "Series A Preferred Shares" means the Series A preferred shares of the Company.

         "Shareholder" means an owner of Common Shares or Preferred Shares.

         "Shareholder Joinder" means a joinder agreement signed by a Person who is not a party to this Agreement.

         "Shares"  means  collectively,  the  Preferred  Shares  and the  Common
Shares.

         "Share Purchase Agreement" means the Share Purchase Agreement, dated as of November 3, 1998, among XL Capital Ltd, FSA Holdings and the Company, as amended or supplemented from time to time.

         "Support Agreement" means any guaranty, net worth maintenance agreement, stop loss reinsurance agreement or any similar support agreement provided by XL Capital or a Subsidiary of XL Capital to the Company in order to obtain a rating or credit for a rating at least in the double-A category from the Ratings Agencies on the Company's insurance or reinsurance obligations or to thereafter avoid a Rating Event but specifically excluding any quota share reinsurance agreement.

          "Transfer" means to directly or indirectly sell, assign, transfer, pledge, mortgage, hypothecate or in any other way dispose of Shares or any interest therein, and shall include the process whereby Shares are Transferred.

         "Transferee" means the Person to whom Shares are proposed to be or are Transferred.

                                    EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                               SHAREHOLDER JOINDER



         By execution of this Shareholder Joinder, the undersigned agrees to become a Party to that certain Second Amended and Restated Shareholders Agreement dated as of July 21, 2006, as amended or supplemented through the date hereof (the "Agreement"), among Security Capital Assurance Ltd, Financial
Security Assurance Holdings Ltd., Financial Security Assurance Inc., Financial Security Assurance International Ltd. and XL Financial Assurance Ltd. The undersigned shall have all the rights, and shall observe all of the obligations, applicable to a Shareholder. Capitalized terms herein shall have the meanings set forth in the Agreement.


Name: _______________________ Number of Shares Acquired: _________________

Address for                                With copies
Notices:                                   to:



-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------



                                           Signature:
                                                      --------------------------

                                           Date:
                                                 -------------------------------

                                   SCHEDULE I



                                  SHAREHOLDINGS


------------------------------------ -------------------- ---------------- --------------------- ----------------
         Name of Shareholder           Number of Common         % of        Number of Preferred        % of
                                            Shares          Total Shares           Shares          Total Shares
------------------------------------ -------------------- ---------------- --------------------- ----------------
Security Capital Assurance Ltd.             2,449                87                 0                   0
------------------------------------ -------------------- ---------------- --------------------- ----------------
Financial Security Assurance Inc.             0                   0                150                  5
------------------------------------ -------------------- ---------------- --------------------- ----------------
Financial Security Assurance                  0                   0                213                  8
International Ltd.
------------------------------------ -------------------- ---------------- --------------------- ----------------

                                      I-1